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                                                                EXHIBIT 10.6



PENNSYLVANIA FORM


        OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS


     THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, dated as of March 24, 1997 by KEY PLASTICS, INC., a Michigan corporation, whose address is 21333 Haggerty Road, Suite 200, Novi, Michigan 48375 (the "Mortgagor"), to NBD BANK, a Michigan banking corporation, whose address is 611 Woodward Avenue, Detroit, Michigan 48226 (the "Mortgagee"), as agent for the benefit of itself and the lenders (the "Lenders") which are parties to the Credit Agreement defined below.

                                  RECITALS:

     A. The Mortgagor has entered into a Credit Agreement dated as of March 24, 1997 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement") pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Mortgagor up to a maximum principal amount outstanding at any time equal to One Hundred and Forty Million and No/100 Dollars ($140,000.000.00) maturing on or before September 24, 2004, as such date may be extended by agreement of the parties to the Credit Agreement.

     B. As a condition to the effectiveness of the obligations of the Mortgagee and the Lenders under the Credit Agreement, the Mortgagor is obligated, among other things, to grant a lien on the mortgaged premises hereinafter described.

                                 WITNESSETH:

     NOW, THEREFORE, to secure (a) the prompt and complete payment of all Indebtedness and other obligations of the Mortgagor or any Subsidiary now or hereafter owing to the Lenders or the Mortgagee under or on account of the Credit Agreement, any Security Document or any letters or credit, notes or other instruments issued to the Mortgagee or the Lenders pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by any Lender or the Mortgagee in connection therewith, and (c) the prompt and complete payment of all obligations and performance of all covenants of the Mortgagor or any Subsidiary in connection with Swaps relating to Indebtedness under the Loan Documents (including any interest accruing subsequent to any petition filed by or against the Mortgagor or any Subsidiary under the U.S. Bankruptcy Code, whether or not allowed), indemnity and reimbursement obligations, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid Indebtedness,

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obligations and liabilities of the Mortgagor and its Subsidiaries being herein called the "Mortgage Indebtedness" and this Mortgage and all of the other documents, agreements and instruments among the Mortgagor, the Subsidiaries, the Lenders, the Mortgagee or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Mortgage Indebtedness, including without limitation the Credit Agreement, the Notes and the Security Documents, being herein collectively called the "Loan Documents"), the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE and WARRANT unto the Mortgagee, and its successors and assigns, the following described property (the "Mortgaged Premises"):

     (A) the land situated in the Township of Manchester or the Borough of Winterstown, both in the County of York and Commonwealth of Pennsylvania, more specifically described in Exhibit A hereto (the "Land");

     (B) all easements, rights-of-way, licenses and privileges, thereunto belonging or in anywise appertaining to the Land, including without limitation all Mortgagor's right, title and interest in and to those easements, rights-of-way, licenses and privileges described in Exhibit A hereto, if any;

     (C) all buildings and improvements now or hereafter situated upon the Land or any part thereof;

     (D) to the extent, if any, of Mortgagor's interests thereon, all minerals, royalties, gas rights, water, water rights, water stock, flowers, shrubs, lawn plants, crops, trees, timber and other emblements now or hereafter located on, under or above all or any part of the Land, subject to coal, oil, gas, mineral and mining rights as set forth in prior instruments of record, and rights of way, easements, restrictions, reservations and exceptions as set forth in prior instruments of record;

     (E) all and singular the tenements, hereditament and appurtenances belonging or in anywise appertaining to the Land, and the reversion or reversions, remainder and remainders thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever of Mortgagor, of, in and to the same and of, in and to every part and parcel thereof;

     (F) all the rents, issues and profits thereof under present or future leases, or otherwise, which are hereby specifically assigned, transferred and set over to Mortgagee, including, but not limited to, all cash or securities deposited under any such leases to secure performance by the tenants of their obligations thereunder, whether said cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due thereunder;




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     (G) all right, title and interest of Mortgagor, if any, in and to the land lying in the bed of any street, road, avenue, alley or walkway, opened or proposed or vacated, or any strip or gore, in front of or adjoining the Land;

     (H) all machinery, apparatus, equipment, fittings, fixtures, and articles of personal property of every kind and nature whatsoever, other than consumable goods, now or hereafter located in or upon the Land or any part thereof and used or useable in connection with any present or future operation of the Land or any building or buildings now or hereafter on the Land and now owned or hereafter acquired by Mortgagor (all of which is herein called "Equipment"), including, but without limiting the generality of the foregoing, all lighting, heating, cooling, ventilating, air-conditioning, incinerating, refrigerating, plumbing, sprinkling, communicating and electrical systems, and the machinery, appliances, fixtures and equipment pertaining thereto, it being understood and agreed that all Equipment is part and parcel of the Land and appropriated to the use of said real estate and, whether affixed or annexed or not, shall for the purposes of this Mortgage, unless Mortgagee shall otherwise elect, be deemed conclusively to be real estate and mortgaged hereby; and

     (I) any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Land and are or will be payable to Mortgagor as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, (c) any loss of or damage to any building or other improvement on the Land, (d) any other injury to or decrease in the value of the Land or (e) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Land, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment, Mortgagor hereby agreeing to execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment.

     TO HAVE AND TO HOLD the Mortgaged Premises, and each and every part thereof, unto Mortgagee and its successors and assigns forever. Any reference herein to the "Mortgaged Premises" shall, unless the context shall require otherwise, be deemed to include and apply to the above described Land and said buildings, improvements, Equipment, rents, issues, profits, leases, easements, tenements, hereditament and appurtenances and all other rights, privileges and interests hereinabove described.

     SUBJECT only to those matters set forth in Exhibit B hereto ("Permitted Encumbrances").

     THIS MORTGAGE is an "Open-End Mortgage" as set forth in 42 Pa.C.S.A.
Section 8143 and secures obligations up to a maximum principal amount of indebtedness outstanding at any time equal to One Hundred and Forty Million and No/100 Dollars ($140,000,000.00), plus accrued and unpaid interest, including future advances under the Credit Agreement, any Security Document or any letters of credit, notes or other instruments issued to the Mortgagee or the



         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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Lenders pursuant thereto, including advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Premises or the lien of this Mortgage, expenses incurred by the Mortgagee by reason of default by the Mortgagor under this Mortgage and advances for any other purpose, together with all other sums hereunder or secured hereby. All notices to the Mortgagee pursuant to 42 Pa.C.S.A. Section 8143 shall be given personally or by certified mail, return receipt requested, to the Mortgagee at the address first set forth above.

     AND Mortgagor does hereby covenant and warrant as follows:

     1. Payment of Mortgage Indebtedness; Performance of Agreements. The Mortgagor shall pay the principal of and interest on the Mortgage Indebtedness according to the terms thereof, and will keep and perform all the covenants, promises and agreements on its part to be performed in any and all Loan Documents, all in the manner herein or therein set forth.

     2. Covenants of Title. The Mortgagor has good and indefeasible title to the Land in fee simple and has good and indefeasible title to the entire Mortgaged Premises and with good right and full power to sell, mortgage and convey the Mortgaged Premises, the Mortgaged Premises are free and clear of liens and encumbrances except Permitted Encumbrances, whether presently existing or which may hereafter be created in accordance with the terms hereof, and Mortgagor will warrant and defend the Mortgaged Premises against all lawful claims and demands whatsoever. The Mortgagee shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem reasonably necessary, to take whatever action it may reasonably deem necessary to defend or uphold the lien of this Mortgage or otherwise enforce any of the rights of Mortgagee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

     3. Payment of Taxes, Assessments and Charges. The Mortgagor shall pay when due, and before any interest, collection fees or penalties shall accrue, all real estate taxes, special assessments, water and sewer charges or other governmental charges and impositions levied or assessed with respect to the Mortgaged Premises or any part thereof except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Mortgagor. Should Mortgagor fail to so pay such taxes, special assessments, water and sewer charges or other governmental charges or impositions or establish such adequate financial reserves, Mortgagee may, at its option, pay the same for the account of Mortgagor.

     4. Reserves for Taxes and Insurance Premiums. Upon the occurrence of any Event of Default, Mortgagor shall pay to Mortgagee upon the request of Mortgagee, installments of principal and interest, and in addition thereto, installments of the taxes and assessments levied or to be levied upon the Mortgaged Premises, and installments of the premiums that will become




         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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due and payable to renew the insurance hereinafter provided, said installments to be substantially equal and to be in such amount as will assure to Mortgagee that not less than 30 days before the time when such taxes and premiums, respectively, become due Mortgagor will have paid to Mortgagee a sufficient amount to pay the same in full. Said amounts paid to Mortgagee hereunder need not be segregated nor kept in a separate fund, and no interest shall be payable thereon. Said amounts shall be held by Mortgagee as additional security for the Mortgage Indebtedness and, except as provided in the following sentence, be applied to the payment of said taxes and assessments when the same become due and payable. Mortgagee may, at its option, but without any obligation on its part so to do, apply said amounts upon said taxes and assessments or insurance premiums or toward the payment of the Mortgage Indebtedness or any portion thereof, whether or not then due or payable. The Mortgagee shall endeavor to notify the Mortgagor of how such amounts were applied, provided, however, that the failure to give such notice shall not affect Mortgagee's rights under this Mortgage.

     Upon an assignment of the Mortgage, Mortgagee shall have the right to pay over the balance of such deposits in its possession to the assignee and Mortgagee shall thereupon be completely released from all liability with respect to such deposits and Mortgagor or owner of the Mortgaged Premises shall look solely to the assignee or transferee in reference thereto. This provision shall apply to every transfer of such deposits to a new assignee. Upon full payment and satisfaction of the Mortgage Indebtedness or at any prior time upon the election of Mortgagee, the balance of the unapplied deposits in its possession shall be paid over to the record owner of the Mortgaged Premises and no other party shall have any right or claim thereto in any event, provided that in the event of a foreclosure of the Mortgaged Premises, the purchaser at such foreclosure shall have the right to receive such unapplied deposits. The Mortgagor agrees, at Mortgagee's request, to deliver the aforesaid deposits to such service or financial institution as Mortgagee shall from time to time designate.

     5. Payment of Other Obligations. The Mortgagor shall also pay any and all other obligations, liabilities or debts which may become liens, security interests, or encumbrances upon or charges against the Mortgaged Premises for any repairs or improvements that are now completed or are in progress or which may hereafter be made thereon, or for any other goods, services, or utilities furnished to the Mortgaged Premises, and shall not permit any lien, security interest, encumbrance or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Mortgaged Premises or any part thereof, or any improvements thereon other than Permitted Encumbrances, if any, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Mortgagor.

     6. Maintenance and Repair; Compliance with Laws; Inspection. The Mortgagor will keep the Land and all the improvements thereon in good order and repair, and Mortgagor expressly agrees that it will not do or permit waste on the Land nor do any other act whereby the


         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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Mortgaged Premises will become less valuable or the lien hereof may be impaired. Should Mortgagor fail to effect the necessary repairs and such failure shall remain unremedied for 20 calendar days after written notice thereof shall have been given to the Mortgagor by the Mortgagee, Mortgagee may at its option make such repairs for the account of Mortgagor. The Mortgagor will promptly comply, and cause the Mortgaged Premises and the occupants or users thereof to comply, with all present and future laws, ordinances, orders, rules and regulations and other requirements of any governmental authority affecting the Mortgaged Premises or any part thereof or the use or occupancy thereof and with all instruments and documents of record or otherwise affecting the Mortgaged Premises, or any part thereof, or the use or occupancy thereof. The Mortgagee, and any person authorized by Mortgagee, shall have the right to enter upon and inspect the Mortgaged Premises at all reasonable times and with reasonable notice.

     7. Insurance. (a) The Mortgagor shall keep the buildings and other improvements on the Land, or which may hereafter be erected thereon, constantly insured for the benefit of Mortgagee with such company or companies as may be reasonably acceptable to Mortgagee and in an amount reasonably satisfactory to Mortgagee, which amount shall not be less than 100% of the then full replacement cost of such building and improvements (exclusive of excavations, foundations and footings), which policies shall be without deduction for depreciation and be subject to the payment of a deductible not in excess of an amount reasonably satisfactory to Mortgagee, until the Mortgage Indebtedness and all interest thereon and all of the amounts due hereunder are fully paid, against fire and such other hazards and risks customarily covered by the standard form of "extended coverage" endorsements available in the Commonwealth of Pennsylvania, and shall further provide flood insurance (if the Mortgaged Premises are situated in an area designated as a flood hazard area by the Director of the Federal Emergency Management Agency or as otherwise required by the Flood Disaster Protection Act of 1973 and regulations issued thereunder), rent insurance in an amount not less than one year's gross rent derived from the Mortgaged Premises, and such other appropriate insurance as Mortgagee may reasonably require from time to time. All such policies shall include standard mortgagee clauses in favor of Mortgagee and shall provide that the proceeds thereof shall be paid to Mortgagee, all as may be satisfactory to Mortgagee. During any construction, repair or restoration of the buildings and other improvements on the Mortgaged Premises, Mortgagor shall carry or cause to be carried builder's risk insurance which names Mortgagee as a loss payee as its interests may appear. The Mortgagor shall also carry comprehensive general or public liability insurance with reference to the Mortgaged Premises, which names Mortgagee as an additional insured. All such policies shall provide that the same may not be canceled or terminated without giving Mortgagee at least 30 days' prior written notice of such cancellation or termination.

          (b) The Mortgagor shall deliver to Mortgagee at its principal office aforesaid or at such other place as may be designated by the holder hereof such insurance policies or, if Mortgagee consents, certificates evidencing such policies. Renewals thereof shall likewise be delivered to Mortgagee at least 15 days before the expiration of any existing policies. Should Mortgagor fail to insure or fail to pay the premiums on any such insurance or fail to deliver the


         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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policies or renewals thereof as provided above, Mortgagee at its option may have such insurance written or renewed and pay the premiums thereon for the account of Mortgagor.

          (c) In the event of loss or damage, the proceeds of said property and builders' risk insurance on the buildings and improvements shall be paid to Mortgagee alone. No such loss or damage shall itself reduce the Mortgage Indebtedness. The Mortgagee is authorized to adjust and compromise such loss without the consent of Mortgagor, to collect, receive and receipt for such proceeds in the name of Mortgagee and Mortgagor and to endorse Mortgagor's name upon any check in payment thereof. Such proceeds shall be applied first toward reimbursement of all costs and expenses of Mortgagee in collecting said proceeds and then toward payment of the Mortgage Indebtedness or any portion thereof, whether or not then due or payable, or Mortgagee at its option may apply said insurance proceeds, or any part thereof, to the repair or rebuilding of the Mortgaged Premises. No such application of proceeds by Mortgagee toward payment of the Mortgage Indebtedness shall reduce the amount of the payments required to be made on the Mortgage Indebtedness in accordance with its terms.

          (d) In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Premises shall succeed to all of the rights of Mortgagor under said insurance policies payable to Mortgagee, including any right to unearned premiums and the right to receive the proceeds of any insurance payable by reason of any loss theretofore or thereafter occurring.

     8. Eminent Domain. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Mortgaged Premises by any public or quasi-public authority or corporation, Mortgagor shall continue to pay the Mortgage Indebtedness in accordance with the terms of the Notes, and any reduction in the principal sum resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only upon the receipt by Mortgagee of such award. The Mortgagor hereby assigns the entire proceeds of any award or payment to Mortgagee. The Mortgagee is authorized to commence, appear in and prosecute, in its own or in Mortgagor's name, any action or proceeding relating to any such taking, and to settle or compromise any claim in connection therewith. Such proceeds shall be applied first toward reimbursement of all costs and expenses of Mortgagee in collecting said proceeds and then toward payment of the Mortgage Indebtedness or any portion thereof, whether or not then due or payable, or Mortgagee at its option may apply said proceeds, or any part thereof, to the alteration, restoration or rebuilding of the Mortgaged Premises. No such application of proceeds by Mortgagee toward payment of the Mortgage Indebtedness shall reduce the amount of the payments required to be made on the Mortgage Indebtedness in accordance with its terms.

     9. Waste. The failure of Mortgagor to pay any taxes or assessments assessed against the Mortgaged Premises, or any installment thereof, or any premiums payable with respect to any insurance policy covering the Mortgaged Premises, shall constitute waste.


         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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     10.  Reimbursement of Advances by Mortgagee.  The Mortgagor shall pay to
Mortgagee, upon demand, all sums expended by Mortgagee, or by a receiver appointed at the request of Mortgagee, unless such sums shall be paid out of the rents, income and profits from the Mortgaged Premises, (a) to pay insurance premiums, taxes, assessments, water and sewer charges and other governmental charges and impositions with respect to the Mortgaged Premises, (b) to maintain, repair or improve the Mortgaged Premises, (c) to defend the lien of this Mortgage as a lien against the Mortgaged Premises subject only to the Permitted Encumbrances hereinabove expressly set forth, (d) to discharge any lien or encumbrance affecting the Mortgaged Premises other than Permitted Encumbrances, (e) to cure any default of Mortgagor under any lease or other agreement covering the Mortgaged Premises, (f) to cure any default of Mortgagor hereunder or under any of the Loan Documents or (g) for or in connection with any other action taken by Mortgagee to preserve the security of this Mortgage or any other security for the Mortgage Indebtedness or to protect any of Mortgagee's rights hereunder. All such expenditures as shall be made by Mortgagee or such receiver or pursuant to any other provision of this Mortgage or the other Loan Documents, including any reasonable attorneys' fees and disbursements incurred by Mortgagee or such receiver in connection with the foregoing, shall be payable upon demand and be secured by this Mortgage and shall bear interest at the Overdue Rate set forth in the Credit Agreement.

     11. Change in Taxes. In the event any tax shall be due or become due and payable to the United States of America, the Commonwealth of Pennsylvania or any political subdivision thereof with respect to the execution and delivery or recordation of this Mortgage or any note or other instrument or agreement evidencing or securing repayment of the Mortgage Indebtedness or the interest of Mortgagee in the Mortgaged Premises, Mortgagor shall pay such tax at the time and in the manner required by applicable law and Mortgagor shall hold Mortgagee harmless and shall indemnify Mortgagee against any liability of any nature whatsoever as a result of the imposition of any such tax.

     In the event of the passage after the date of this Mortgage of any law in the Commonwealth of Pennsylvania deducting from the value of real property for purposes of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages or debts secured thereby (including the interest thereon) for state or local purposes, or changing the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Notes or any of the other Loan Documents, the holder of this Mortgage shall have the right to declare the entire unpaid amount of the Mortgage Indebtedness, together with accrued and unpaid interest thereon, to be due and payable on a date to be specified by not less than 30 days' written notice to Mortgagor, provided, however, that such election shall not be effective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required thereunder and if Mortgagor, prior to such specified date, makes payment of such tax then due and agrees to pay any such tax when thereafter levied or assessed against the Mortgaged Premises, this Mortgage, the Notes or any of the other Loan Documents.



         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

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     12.  Events of Default.  The occurrence of any of the following events shall be deemed an "Event of Default" hereunder and shall entitle Mortgagee to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

          (a) Nonpayment of any of the Mortgage Indebtedness when due, beyond any period of grace, if any, provided with respect thereto and after the giving of any required notice;

          (b) The failure of the Mortgagor to perform or observe any material term or covenant contained in this Mortgage and such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice thereof shall have been given to the Mortgagor from the Mortgagee and (ii) when the Mortgagor otherwise had knowledge of such failure, unless the Mortgagor is diligently pursuing to cure such failure to the reasonable satisfaction of the Mortgagee;

          (c) Any representation or warranty made by Mortgagor in this Mortgage shall prove to have been false or misleading in any material respect when made; or

          (d) The occurrence of any Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

     13. Remedies upon Default; Power of Sale. Immediately upon the occurrence of any Event of Default after applicable notice and grace periods have elapsed, Mortgagee shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Mortgage or any other Loan Documents or provided by law, and is hereby authorized and empowered by Mortgagor, to do any or all of the following:

          (a) Declare the entire unpaid amount of the Mortgage Indebtedness, together with accrued and unpaid interest thereon, and any and all charges payable by Mortgagor to Mortgagee pursuant to any of the Loan Documents, immediately due and payable and, at Mortgagee's option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Mortgage Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings that Mortgagee deems necessary to enforce payment of the Mortgage Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Mortgage.

          (b) Commence foreclosure proceedings against the Mortgaged Premises through judicial proceedings pursuant to the applicable statutes in such case made and provided, and to sell the Mortgaged Premises or to cause the same to be sold at public sale, and to convey the same to the purchaser in accordance with said statutes in a single parcel or in several parcels at the option of Mortgagee.



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          (c) Cause to be brought down to date an abstract or abstracts and tax histories of the Mortgaged Premises, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

          (d) Obtain a receiver to manage the Mortgaged Premises and collect the rents, profits and income therefrom.

          (e) In the event of any sale of the Mortgaged Premises by foreclosure, through judicial proceedings or otherwise, apply the proceeds of any such sale in the order following to: (i) all expenses incurred for the collection of the Mortgage Indebtedness and the foreclosure of this Mortgage, including reasonable attorneys' fees and disbursements, or such attorneys' fees and disbursements as are permitted by law, (ii) all sums expended or incurred by Mortgagee directly or indirectly in carrying out the terms, covenants and agreements of the Notes, this Mortgage and the other Loan Documents, together with interest thereon as therein provided, (iii) all accrued and unpaid interest upon the Mortgage Indebtedness, (iv) the unpaid principal amount of the Mortgage Indebtedness, and
(v) the surplus, if any there be, unless a court of competent jurisdiction decrees otherwise, to Mortgagor.

     14. Successors in Ownership. In the event ownership of the Mortgaged Premises or any part thereof becomes vested in a person or persons other than Mortgagor without the prior written approval of Mortgagee, Mortgagee may (but shall not be obligated to) deal with such successor or successors in interest with reference to this Mortgage and the other Loan Documents in the same manner as with Mortgagor, without in any manner discharging or otherwise affecting Mortgagor's liability hereunder or upon the Mortgage Indebtedness.

     15. Personal Property. (a) The Mortgagor represents and warrants that Mortgagor owns all presently owned Equipment and other personal property described in this Mortgage free and clear of any and all liens and security interests except for the lien and security interest granted by this Mortgage and Permitted Encumbrances and any Liens permitted by the terms of the Credit Agreement. The Mortgagor further represents and warrants that, as to Equipment and other personal property hereafter acquired, Mortgagor will own all such Equipment and other personal property at the time it is brought on the Land and thereafter free and clear of any and all liens and security interests except for the lien and security interest granted by this Mortgage, any other security instrument or agreement in favor of Mortgagee, and Permitted Encumbrances and any Liens permitted by the terms of the Credit Agreement.

          (b) The Mortgagor does hereby grant a security interest to Mortgagee pursuant to the Uniform Commercial Code in any Equipment and other personal property covered hereby. The Mortgagor agrees, upon request of Mortgagee, to furnish an inventory of personal property owned by Mortgagor and subject to this Mortgage and, upon request by Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements to include specifically said inventory of personal property. Upon the


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                                     - 10 -
occurrence of an Event of Default, Mortgagee shall have all of the rights and remedies therein provided or otherwise provided by law or by this Mortgage, including but not limited to the right to require Mortgagor to assemble such personal property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, the right to take possession of such personal property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Mortgagee sends such notice to Mortgagor at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any of such personal property may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and disbursements and then to payment of the Mortgage Indebtedness.

     16. Assignment of Leases and Rents. As of the date of this Mortgage, Mortgagor hereby assigns to Mortgagee all its right, title and interest in and to all written and oral leases, whether now in existence or which may hereafter come into existence during the term of this Mortgage, or any extension hereof, covering the Mortgaged Premises or any part thereof (but without an assumption by Mortgagee of liabilities of Mortgagor under any such leases by virtue of this assignment), and Mortgagor hereby assigns to Mortgagee the rents, issues and profits of the Mortgaged Premises. Until the occurrence of an Event of Default, Mortgagor shall have the right to receive and collect such rents, issues and profits. Upon the occurrence of an Event of Default, Mortgagee may elect upon written notice to Mortgagor to receive and collect said rents, issues and profits personally or through a receiver so long as any such Event of Default shall exist and during the pendency of any foreclosure proceedings and during any redemption period, and Mortgagor hereby consents to the appointment of a receiver if believed necessary or desirable by Mortgagee to enforce its rights under this paragraph 16. The collection of rents by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any Event of Default.

     17. Prohibition of Transfer and Further Encumbrances. Except as permitted under the Credit Agreement, the Mortgagor shall not, without the prior written consent of Mortgagee, permit or suffer the Mortgaged Premises, or any part thereof, to be sold, assigned, transferred or encumbered in any way, whether by operation of law or otherwise. The preceding sentence shall not apply to transfers of ownership in Mortgagor resulting from the death of a natural person, transfers by a natural person to a member or members of such person's immediate family or transfers by a natural person in connection with bona fide estate planning unless the same could result in a dissolution or termination of Mortgagor.

     18. Severability. If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Pennsylvania or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed null and void to the extent of such conflict or


         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS unenforceability and shall be deemed severable from but shall not invalidate any other provisions of this Mortgage.

     19. Environmental Matters. The representations, warranties, covenants and agreements made by the Mortgagor to the Mortgagee in the Environmental Certificate delivered by the Mortgagor to the Mortgagee in connection with the execution of this Mortgage are incorporated herein by reference. The Mortgagor agrees that any default under the terms of the Environmental Certificate will constitute a default under this Mortgage.

     20. Waiver. No waiver by Mortgagee of any right or remedy granted hereunder or failure to insist on strict performance by Mortgagor hereunder shall affect or extend to or act as a waiver of any other right or remedy of Mortgagee hereunder, nor affect the subsequent exercise of the same right or remedy by Mortgagee for any further or subsequent default by Mortgagor hereunder, and all such rights and remedies of Mortgagee hereunder are cumulative.

     21. Marshalling. The Mortgagor hereby waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure the Mortgage Indebtedness or to require Mortgagee to pursue its remedies against any other such assets.

     22. Further Instruments. The Mortgagor shall execute, acknowledge and deliver any and all such further conveyances, documents, mortgages and assurances, and do or cause to be done all such further acts, as Mortgagee may reasonably require to confirm and protect the lien of this Mortgage or otherwise to accomplish the purposes hereof forthwith upon the request of Mortgagee, whether in writing or otherwise.

     23. Notices. All notices, demands, requests, consents and other communications shall be delivered and shall be effective in the manner specified in the Credit Agreement.

     24. Governing Law; Binding Effect; Definitions. This Mortgage, made in the Commonwealth of Pennsylvania, shall be construed according to the laws thereof and shall be binding upon Mortgagor and its successors and assigns and any subsequent owners of the Mortgaged Premises, and all of the covenants herein contained shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of Mortgagee, its successors and assigns. Terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     25. Headings. The headings in this Mortgage are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Mortgage.

     26. Fixture Filing. This Mortgage also constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code with respect to goods which are or are to

         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS become fixtures relating to the Land and as to which Mortgagor is the debtor and record owner of the Land and Mortgagee is the secured party. It is to be recorded in the real estate records of the County in which the Land is located.

     27. Use of Insurance and Condemnation Proceeds. Notwithstanding any other provision of this Mortgage, all insurance proceeds recovered by the Mortgagee on account of damage or destruction to the Mortgaged Premises and all proceeds of any condemnation award recovered by the Mortgagee for any building or equipment taken or damaged, less the cost, if any, to the Mortgagee of such recovery and of paying out such proceeds (including attorneys' fees and costs allocable to inspecting the work and the plans and specifications therefor), shall, upon the written request of the Mortgagor, be applied by the Mortgagee to the payment of the cost of repairing, restoring or rebuilding the improvements on the Mortgaged Premises so damaged or destroyed or of the portion or portions of the Mortgaged Premises not so taken (hereinafter referred to as the "work") and shall be paid out from time to time to the Mortgagor as the work progresses, but subject to the Mortgagee's standard requirements for construction loans of similar nature and subject to the following conditions:

          (a) There shall be no Event of Default under this Mortgage or any of the other Loan Documents; and

          (b) The request for any payment after the work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Mortgaged Premises legal.

          Upon the completion of the work and payment in full therefore, or upon any failure on the part of the Mortgagor promptly to commence or continue the work, or at any time upon request by the Mortgagor, the Mortgagee may, at its option, either apply the amount of any such proceeds then or thereafter in the hands of the Mortgagee to the payment of the Mortgage Indebtedness or any portion thereof, whether or not then due and payable, or remit such amount to the Mortgagor.




         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

     IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage as of the day and year first above written.


Signed in the presence of:                      KEY PLASTICS, INC.



/s/ George Fan                                  By: /s/ Elvin R. Autry
--------------------------                         ----------------------------
Print Name:  George Fan                                 Elvin R. Autry

                                                   Its: Chief Financial Officer
/s/ Mi Young Lee                                       ------------------------
--------------------------
Print Name: Mi Young Lee
           ---------------


     I, Mark J. Abbo the Assistant Secretary of Key Plastics, Inc., hereby certify that the above signature is the authentic signature of Elvin R. Autry, the Chief Financial Officer of Key Plastics, Inc.




STATE OF MICHIGAN  )                               /s/ Mark J. Abbo
                   )SS.                         ------------------------
COUNTY OF WAYNE    )                               Mark J. Abbo


     On this, the 24th day of March, 1997, before me, the undersigned officer, personally appeared Elvin R. Autry who acknowledged himself to be the Chief Financial Officer of Key Plastics, Inc., a Michigan corporation, and that he as such Chief Financial Officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Chief Financial Officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

     Janice K. Atkins
     ----------------

                                                                JANICE K. ATKINS
                                                     Acting In, Wayne County, MI
                                               My Commission Expires Aug 25 1998


---------------

         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

Drafted by and when
recorded return to:

Mi Young Lee, Esq.
Dickinson, Wright, Moon,
     Van Dusen & Freeman
500 Woodward Avenue, Suite 4000
Detroit, Michigan  48226
(313) 223-3500




         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

                                  EXHIBIT A


                          Legal Description of Land


PREMISES "A"

ALL THAT CERTAIN piece of parcel of land situate in the Borough of Winterstown, York County, Pennsylvania, bounded and described as follows:

BEGINNING at a point in the center of Cherry Street, thence along the center line of said street South seventy-seven degrees thirty minutes thirty seconds East (S 77 degrees 30'30"E) eighty-three and thirty-six hundredths (83.36') feet to a point; thence along same center line South seventy-nine degrees forty minutes thirty seconds East (S 79 degrees 40'30"E) seventy-five and sixty-three hundredths (75.63') feet to a point; thence by same center line South eighty-one degrees fifty minutes thirty seconds East (S 81 degrees 50'30"E) four hundred thirty-four and twenty-three hundredths (434.23') feet to a point; thence along other lands of J. Wilbur and Helen M. Anderson South eight degrees nine minutes thirty seconds West (S 08 degrees 09'30"W) three hundred seventy-six and sixty-five hundredths (376.65') feet to an iron pin; thence North sixty degrees thirty-three minutes fifty-one seconds West (N 60 degrees 33'51"W) two hundred sixty and ninety four hundredths (260.94') feet to an iron pin; thence South eleven degrees one minute fifty-eight seconds West (S 11 degrees 01'58"W) one hundred seven and thirty-eight hundredths (107.38') feet to a cement monument; thence North sixty degrees fourteen minutes West (N 60 degrees 14'00"W) three hundred thirty-three and seventeen hundredths (333.17') feet to an iron pin; thence North one degree East (N 01 degree 00'00"E) two hundred seventy-seven and eighty-four hundredths (277.84') feet to the place of beginning.

PREMISES "B"

ALL THAT CERTAIN tract of land, with the improvements thereon erected, situate in the Borough of Winterstown, County of York, and State of Pennsylvania, bounded and described in accordance with a survey made October 28, 1978, by Gordon L. Brown & Associates Inc., Engineers and Surveyors, identified as Drawing No. 0-812, as follows:

BEGINNING at a spike in the intersection of Pennsylvania Department of Transportation Legislative Route No. 66004, also known as Mt. Olivet Road, with Cherry Street, a public road; thence extending in and through said Cherry Street South seventy-five degrees thirty minutes East (S 75 degrees 30'E) one hundred twenty-five and twenty-three hundredths (125.23) feet to a spike in the bed of said street; thence extending across Cherry Street and along property now or formerly of J. Wilbur Anderson South one degree zero minutes West (S 01 degrees 00'W) two hundred seventy-three and thirty-six hundredths (273.36) feet to a concrete marker; thence continuing along lands now or formerly of J. Wilbur Anderson South sixty degrees fourteen minutes East (S 60 degrees 14'E) three hundred thirty-three and seventeen hundredths (333.17) feet to a concrete marker; thence extending along lands now or formerly of Walter Pavoski South forty-three degrees thirty minutes West (S 43 degrees 30'W) three hundred forty-two and twenty-four hundredths (342.24) feet to an iron pipe; thence extending along lands now or formerly of Clair L. Hess and crossing said Legislative Route No. 66004 North sixty degrees fourteen minutes West (N 60 degrees 14'W) five hundred twenty-five and twenty-one hundredths (525.21) feet to a spike in the bed of said Legislative Route No. 66004; thence extending in and through said Legislative Route No. 66004 North thirty-one degrees fifty-nine minutes East (N 31 degrees 59'E) five hundred thirty-nine and fifty-one hundredths (539.51) feet to the spike at the point and place of beginning.

BEING PARCEL NOS. 90 EK 68 P "A"/90 EK 127 A "B"

OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

                                   EXHIBIT A

                           Legal Description of Land









ALL THAT CERTAIN tract of land situate in Manchester Township, York County, Pennsylvania, known as Lot No. 19 on a final plan prepared by Huth Engineers, Inc., dated February 12, 1980, identified as Drawing LA-1464-15, and recorded in the Office of the Recorder of Deeds, in and for York County, Pennsylvania, in Plan Book BB, Page 986, bounded and described, as follows:

BEGINNING at a point on the southwesternmost right-of-way line of a 50 feet wide road known as Farmtrail Road, at corner of Lot No. 18 on the above-mentioned plan; thence along the southwesternmost right-of-way line of said Farmtrail Road and along the arc of a circular curve to the left having a radius of 500.00 feet, an arc distance of 165.79 feet, the said arc being subtended by a chord with a bearing of South 47 degrees 27 minutes 59 seconds East and a length of
165.03 feet, to a point at corner of Lot No. 20 on the above mentioned plan; thence along Lot No. 20 South 33 degrees 2 minutes 5 seconds West 517.33 feet to a point at Lot No. 28 on the above-mentioned plan; thence along Lot No. 28 South 84 degrees 49 minutes 35 seconds West 155.00 feet to a point at lands now or formerly of Don C. Baker; thence along lands now or formerly of Don C. Baker North 12 degrees 05 minutes 20 seconds West 274.98 feet to a point at corner of Lot No. 17 on the above-mentioned plan; thence along Lots Nos. 17and 18 on said plan North 52 degrees 1 minute 58 seconds East 472.71 feet to a point on the southwesternmost right-of-way line of the aforementioned Farmtrail Road and the place of BEGINNING; being known as Lot No. 19 on said plan.

BEING PARCEL NO. 36 27 19.













Tax Parcel No. _____________




         OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

                                  EXHIBIT A

                           Legal Description of Land






ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, situate in Manchester Township, York County, Pennsylvania, and described according to a ALTA/ACSM Land Title Survey prepared for Key Plastics Inc., by David A. Hoffman-Land Surveyor dated 11/4/1996 as follows, to wit:

BEGINNING at a point on the southwesternmost right-of-way line of a 50 feet
wide    road known as Farmtrail Road, at corner of Lot No. 19 on the above mentioned plan; thence along the southwesternmost right-of-way line of said Farmtrail Road and along the arc of a circular curve to the left having a radius of 500.00 feet, an arc distance of 177.45 feet, the said arc being subtended by a chord with a bearing of South 67 degrees 07 minutes 58 seconds East and a length of 176.52 feet to a point at corner of Lot No. 21 on the above mentioned plan; thence continuing along the southwesternmost right-of-way line of said Farmtrail Road South 77 degrees 18 minutes 00 seconds East, 237.93 feet to a point at corner of Lot No. 22 on the above mentioned plan; thence along Lot No. 22 South 12 degrees 42 minutes 00 seconds West 263.65 feet to a point at Lot No. 25 on the above mentioned plan; thence along lots No. 25, 26, 27, 28 on the above mentioned plan South 84 degrees 49 minutes 35 seconds West
621.65 feet to a point at corner of Lot No. 19 on the above mentioned plan; thence North 33 degrees 02 minutes 05 seconds East 517.88 feet to the point and place of beginning.

BEING PARCEL NO. 36 27 20.

BEING the same premises which York County Industrial Development Authority and D.I.A. Farmbrook Limited Partnership (a Maryland Limited Partnership) by Deed dated 8/9/1993 and recorded 9/7/1993 in York County, Pennsylvania, in Record Book 713 Page 444, conveyed unto Key Plastics Inc., (a Michigan Corporation), in fee.

                                   EXHIBIT A

                           Legal Description of Land






ALL THAT CERTAIN lot or piece of ground with the buildings and improvements, thereon erected, situate in Manchester Township, York County, Pennsylvania, and described in accordance with a ALTA/ACSM Land Title Survey for Key Plastics Inc., prepared by David A. Hoffman-Land Surveyor dated 11/4/1996 as follows, to wit:

BEGINNING at a point on the northerly side of a 60 foot radius forming the northern terminus of Rose Court at the northwestern corner of Lot No. 12; extending these along the northerly side of said 60 foot radius by a curve to the left having a radius of 60.00 feet for a distance of 60.00 feet, the chord of which extends South sixty-five (65') degrees thirty-two (32) minutes twenty-nine (29) seconds West, a distance of fifty-seven and fifty-three hundredths (57.53) feet to a point at Lot No. 10; extending thence along Lot No. 10 North fifty-three (53) degrees six (06) minutes twenty-three (23) seconds West, a distance of two hundred forty-seven and seventy-three hundredths (247.73) feet to a point at Lot No. 7; extending thence along Lot No. 7, North twenty-six (26) degrees forty-five (45) minutes two (02) seconds East, a distance of fifty-eight and forty-three hundredths (58.43) feet to a point at lands now or formerly of Edwin P. and Nancy C. Marlow extending thence along said last mentioned lands North twenty-six (26) degrees twenty-nine (29) minutes seven (07) seconds East, a distance of two hundred and twenty-five hundredths (200.25) feet to a point at lands now or formerly of Michael K. Laughman; extending thence along said last mentioned lands South fifty-eight
(58) degrees twenty (20) minutes seventeen (17) seconds East, a distance of two hundred seventy and fifty-two hundredths (270.52) feet to a point at Lot No. 12 extending thence along Lot No. 12, South twenty-three (23) degrees fifty-nine
(59) minutes twenty (20) seconds West, a distance of two hundred thirty-four and fifty-seven hundreds (234.57) feet to a point on the northerly side of a 60 foot radius forming the northern terminus of Rose Court and the point of beginning.

BEING FOLIO NUMBER 36 LH 8A.

BEING the same premises which York County Industrial Development Corporation by Deed dated 4/13/1989 and recorded 4/14/1989 in York County, Pennsylvania in Deed Book 102 L Page 897, conveyed unto Key Plastics Inc., (a Michigan Corporation), in fee.

                                   EXHIBIT B

                             Permitted Encumbrances
                        (York (Rose Court), Pennsylvania


1. Rights granted to Columbia Gas Transmission Corporation as in Record Book 64-X Page 369.

2.   Rights granted to Metropolitan Edison Company as in Record Book 67-M Page
     501.

3.   Conditions as shown on Plan recorded in Plan Book T Page 410:

     a) 30 feet building set back line, etc.

4. Conditions as disclosed on ALTA/ACSM Land Title Survey for Key Plastics, Inc., prepared by David A. Hoffman - Land Surveyor dated 11/4/1996:

     (a)  Building set back line;

     (b)  Possible Wet Lands;

     (c)  Notes.

                                   EXHIBIT B

                             Permitted Encumbrances
                             ----------------------
                            (York (I), Pennsylvania)



1. $290,000.00 Mortgage by Key Plastics, Inc. to D.I.A. Farmbrook Limited Partnership dated 4/13/1989 and recorded 4/14/1989 in Mortgage Book 64 C page 1118. Assigned to Peoples Bank of Glen Rock by Assignment recorded 4/14/1989 in Record Book 102 L page 927; provided that, as of the date hereof, the indebtedness secured by such Mortgage has been paid in full, and such Mortgage shall be released and discharged of record by not later than April 30, 1997.

2. Declaration of Covenants, Conditions and Restrictions of Farmbrook Industrial Park as in Record Book 95 Y Page 165 and Amendment thereto as in 104 U Page 597.

3. Rights granted to Metropolitan Edison Company as in Books 36 I Page 234, 66 W Page 452, 82 F Page 498,98 Z Page 693, 36 J Page 333, 93 C Page 466,
     and 100 X Page 350.

4. Rights granted to The Manufacturers Light and Heat Company as in Books 35 N Page 531 and 45 Z Page 277.

5. Rights granted to Defense Plant Corporation as in Books 31 N Page 481 and 29 N Page 556.

6. Rights granted to York Telephone and Telegraph Company as in Book 47 Y Page 622.

7.   Rights granted to Southern Pipe Line Co. as in Book 24 L Page 313.

8.   Rights granted to Columbia Gas of Pennsylvania, Inc. as in Book 82 O
     Page 893.

9. Rights granted to General Telephone Company of Pennsylvania as in Book 82 Q Page 753.

10. Rights granted to Columbia Gas Transmission Corporation as in Book 891 Page 880.

11.  Agreement with Manchester Township as in Record Book 89 E Page 1017.

12. Easement, restrictions, conditions, setback lines, notes, etc., as shown in Subdivision Plan Book BB Page 986.

13. 1993 - 1996 County, Township and School taxes, and water and sewer charges, subject to separate agreement of parties of even date herewith regarding post-closing matters.

14. ALTA/ACSM Land Title Survey for Key Plastics, Inc. prepared by David A. Hoffman-Land Surveyor dated November 15, 1994 and revised 11/04/96 (Dwg. No. D-73 K36) discloses the following:

        a. Building Setback Lines of various widths which have been violated by Masonry Building and Conc. Walk & Steps;

        b. Metropolitan Edison Easement for Underground Large Three Phase Service-Non-Residential DEED Bk. "84-K" Pg. 892;

        c.      15' Drainage & Utility Easement;

        d.      Overhead Electric and Telephone lines w/Poles;

        e.      Water and Sanitary Sewer Lines;

        f.      Conc. Walk & Steps encroach onto Lots Nos. 20 & 21;

        g.      Utility Easement;

        h.      Stream;

        i.      Approx. 100 Yr. Flood Plain Boundary

                                   EXHIBIT B

                             Permitted Encumbrances
                           (York (II), Pennsylvania)

1. Declaration of Covenants, Conditions and Restrictions of Farmbrook Industrial Park as in Record Book(s) 95 Y Page 965 and Amendment thereto as in 104 U Page 597.

2. Rights granted to General Telephone Company of Pennsylvania as in Record Book 82-Q Page 753.

3. Rights granted to York Telephone and Telegraph Company as in Record Book 47-Y Page 622.

4. Rights granted to Metropolitan Edison Company as in Record Book 61 C Page 502, 82-F. Page 498, 93-C Page 466 and 100-X Page 350.

5. Rights granted to Texas Eastern Transmission Corporation as in Record Book 37-C Page 252, and Record Book 43 A Page 485.

6. Rights granted to The Manufacturers Light and Heat Company as in Record Book 45-Z Page 277.

7. Rights granted to Columbia Gas Transmission Corporation as in Record Book 89-I Page 880.

8. Rights granted to Columbia Gas of Pennsylvania, Inc. as is Record Book 82-0 Page 893.

9. Restatement of Exhibit G to Declaration of Covenants, Conditions and Restrictions of Farmbrook Industrial Park as in Record Book 167 Page 574.

10. Easement restrictions, conditions, setback lines, notes, etc. as shown in Subdivision Plan Book BB Page 986.

11. The following conditions as disclosed on the survey prepared by David A. Hoffman - Land Surveyor dated 11/4/96, Drawing No. D-73-K36:

    (a)  15' D & V Easement;

    (b)  Storm Drain Pipe;

    (c)  Monitoring Well;

    (d)  Notes.

                                  EXHIBIT B


                            Permitted Encumbrances
                            (Felton, Pennsylvania)



1.      Easement Agreement as in Record Book 1116 page 230. (Premises "A" and
        "B")

2. Title to that portion of premises in the bed of Cherry Street is subject to public and private rights therein. (Premises "A")

3. Title to that portion of premises in the bed of Cherry Street and Legislative Route No. 66004 is subject to public and private rights therein. (Premises "B")

4. Conditions disclosed by Final Subdivision Plan of Land along Cherry Street dated 11/23/83 and recorded in Plan Book EE Page 268. (Premises "A")

5. Rights granted to Metropolitan Edison Company Deed Books 53 V Page 435, 56 E Page 406,58 D Page 392, 60 K Page 56, 70 S Page 1192 and 81 A
        Page 384.  (Premises "B")

6. Rights granted to York Telephone & Telegraph Company as in Deed Book 59 H Pages 71 and 75 (Premises "B") and Deed Book 59 H Page 77. (Premises "A")

7. Rights granted to General Telephone Company of Pennsylvania as in Deed Book 85 E Page 27. (Premises "A")

8. Deeds of Easement to the Commonwealth of Pennsylvania, Department of Highways as in Deed Books 59 N Page 299 and 59 of Page 608. (Premises "B")

9. ALTA/ACSM Land Title Survey for Key Plastics, Inc. prepared by David A. Hoffman - Land Surveyor dated November 16, 1994, revised 11/04/96
        (Dwg. No. D74-K-36B) discloses the following:

        a. Building Setback Lines of various widths which have been violated by Metal and Masonry Buildings, Asphalt Volleyball Court w/fence, Stone Wall, Flagpole, Garden and Planter;

        b.   Overhead Electric Lines and Poles;

        c.   Underground Telephone;

        d.   Sewer Lines.